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                                           FOLEY & LARDNER
                                           777 East Wisconsin Avenue, Suite 3800
                                           Milwaukee, Wisconsin  53202-5306
                                           414.271.2400 TEL
                                           414.297.4900  FAX
                                           www.foleylardner.com
                     May 16, 2003
                                           CLIENT/MATTER NUMBER
                                           025294-0101

Hudson Highland Group, Inc.
622 Third Avenue
New York, New York  10017
Ladies and Gentlemen:

     We have acted as counsel for Hudson Highland Group, Inc., a Delaware corporation (the "Company"), in conjunction with the preparation of Post-Effective Amendment No. 1 to a Registration Statement on Form S-8 (the "Registration Statement") to be filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), relating to 160,000 shares of the Company's common stock, $.001 par value (the "Common Stock"), which may be issued pursuant to the Hudson Highland Group, Inc. Employee Stock Purchase Plan and the Hudson Global Resources Share Incentive Plan (the "Plans").

     As such counsel, we have examined: (i) the Plans; (ii) the Registration Statement, as amended; (iii) the Company's Restated Articles of Incorporation and By-Laws, as amended to date; (iv) resolutions of the Company's Board of Directors relating to the Plans and the issuance of securities thereunder; and
(v) such other documents and records as we have deemed necessary to enable us to render this opinion.

     Based upon the foregoing, we are of the opinion that:

     1. The Company is a corporation validly existing under the laws of the State of Delaware.

     2. The shares of Common Stock, when issued by the Company pursuant to the terms and conditions of the Plans and as contemplated by the Registration Statement, will be validly issued, fully paid and nonassessable and no personal liability will attach to the ownership thereof.

     We are qualified to practice in the State of Wisconsin, and we do not purport to be experts on the law other than that of the State of Wisconsin and the federal laws of the United States. We express no opinion with respect to the laws of any jurisdiction other than the State of Wisconsin, the provisions of the Delaware General Corporation Law and the federal laws of the United States. To the extent matters covered by our opinion are governed by the laws of a state other than the State of Wisconsin or the provisions of the Delaware General Corporation Law, we have assumed with your permission, and without independent investigation, that the applicable laws of such state are identical in all relevant respects to the substantive laws of the State of Wisconsin.



BRUSSELS    DETROIT         MILWAUKEE      SAN DIEGO           TAMPA
CHICAGO     JACKSONVILLE    ORLANDO        SAN DIEGO/DEL MAR   WASHINGTON, D.C.
DENVER      LOS ANGELES     SACRAMENTO     SAN FRANCISCO       WEST PALM BEACH
            MADISON                        TALLAHASSEE

Hudson Highland Group, Inc.
May 16, 2003
Page 2



     We consent to the use of this opinion as an exhibit to the Registration Statement. In giving our consent, we do not admit that we are "experts" within the meaning of Section 11 of the Securities Act or within the category of persons whose consent is required by Section 7 of the Securities Act.

                                       Very truly yours,

                                       /s/ Foley & Lardner

                                       FOLEY & LARDNER